Exhibit T3B.5
LIMITED LIABILITY COMPANY AGREEMENT
OF
IBC TRUCKING, LLC

i

LIMITED LIABILITY COMPANY AGREEMENT
OF
IBC TRUCKING, LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), is made as of the 30th day of May, 2004, by IBC Trucking, LLC, a Delaware limited liability company (the “Company”), and IBC Sales Corporation, a Delaware corporation (the “Member”).
RECITAL:
     The Member has caused the Company to be formed as a limited liability company under the Delaware Limited Liability Company Act and the Member desires to adopt this Agreement as the limited liability company agreement of the Company.
AGREEMENT:
     In consideration of the premises and the agreements contained herein, the undersigned declare and agree as follows:
ARTICLE I — DEFINITIONS
     1.1 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:
     “Act” means the Delaware Limited Liability Company Act, as amended from time to time.
     “Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time.
     “Board of Directors” or “Board” means the board of directors of the Company established under Section 4.1 hereof.
     “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, as amended from time to time.
     “Company” means IBC Trucking, LLC, a Delaware limited liability company.
     “Director” means a member of the Board of Directors.
     “Interest” refers to all of the Member’s rights and interests in the Company in the Member’s capacity as a Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Member’s interest in the capital, income, gain, deductions, losses, and credits of the Company.
     “Member” means IBC Sales Corporation, a Delaware corporation, or any successor-ininterest to IBC Sales Corporation who becomes a Member as provided in this Agreement.

     “Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.
     “Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.
ARTICLE II — BUSINESS; POWERS AND OFFICES
     2.1 Name; Business. The name of the Company shall be as stated in the Certificate. The name of the Company may be changed from time to time by the determination of the Member. The Company shall engage in such business as the Board of Directors shall determine.
     2.2 Powers. In addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company shall have the same powers as a natural person to do all things necessary or convenient to carry out its business and affairs, including, without limitation, the power to do the following:
     (a) Sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
     (b) Issue, by sale or otherwise, or acquire, by purchase, redemption or otherwise, any Interest;
     (c) Purchase, take, receive, lease as lessee, take by gift, legacy, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with any real or personal property, or any interest therein, wherever situated;
     (d) Sell, convey, mortgage, pledge, lease as lessor, exchange, transfer, and otherwise dispose of all, any part of, or any interest in, its property and assets;
     (e) Lend money to and otherwise assist its Member and employees, except as otherwise provided in this Agreement or the Certificate;
     (f) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign limited liability companies, corporations, associations, general or limited partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof;
     (g) Incur liabilities, borrow money for its proper purposes at any rate of interest that the Company may determine without regard to the restrictions of any usury law of the State of Delaware, issue notes, bonds, and other obligations, secure any of its obligations by mortgage or pledge or deed of trust of all or any part of its property, franchises, and income, and make contracts, including contracts of guaranty and suretyship;

     (h) Invest its surplus funds from time to time, lend money for its proper purposes, and take and hold real and personal property as security for payment of funds so loaned or invested;
     (i) Conduct its business, carry on its operations, have offices within and without the State of Delaware, and exercise in any other state, territory, district, or possession of the United States or in any foreign country the powers granted by the Act, the Certificate or this Agreement;
     (j) Appoint agents and hire employees of the Company, define their duties, and fix their compensation and to indemnify them to the extent and in the manner permitted by law;
     (k) Make and alter this Agreement, in any manner not inconsistent with the Certificate or with the laws of the State of Delaware, for the administration and regulation of the afairs of the Company;
     (l) Make donations for the public welfare or for charitable, scientific, religious, or educational purposes, lend money to the government, and transact any lawful business in aid of the United States;
     (m) Establish deferred compensation plans, pension plans, profit-sharing plans, bonus plans, option plans, and other incentive plans for its employees and make the payments provided for therein;
     (n) Become a promoter, partner, member, associate, or manager of any general partnership, limited partnership, joint venture or similar association, any other limited liability company, or other enterprise; and
     (o) Cease the activities of the Company and surrender the franchise of the Company.
     2.3 Principal Office. The principal office of the Company shall be located at such place(s) as the Board of Directors may determine from time to time.
     2.4 Liability of Member. No Member, solely by reason of being a Member, shall be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Member for liabilities of the Company.
ARTICLE III — OWNERSHIP INTEREST; DISTRIBUTIONS
     3.1 Interest. The Member shall own the entire equity interest of the Company and as such the Interest held by the Member is the only outstanding Interest of the Company. The Interest shall be personal property for all purposes.

     3.2 Voting. The Member shall possess the entire voting interest in all matters relating to the Company unless otherwise granted to the Board of Directors in the Certificate or this Agreement.
     3.3 Distributions. Distributions by the Company of cash or other property shall be made to the Member at such times as the Board of Directors deems appropriate.
ARTICLE IV — MANAGEMENT
     4.1 Management.
     (a) Directors.
          (i) General Powers. The business and affairs of the Company shall be managed by its Board of Directors.
          (ii) Number, Tenure and Qualifications. The number of Directors of the Company shall be not less than one (1) and not more than five (5). The Board of Directors may adjust the number of directors within the prescribed range by resolution adopted in accordance with this Agreement. The Board of Directors shall initially have three (3) directors. The persons to serve as the Directors initially shall be James R. Elsesser, Kent B. Magill and Paul E. Yarick. Each Director shall hold office until a successor shall have been elected and qualified or until such Director’s death, resignation or until removed by the Member, in the Member’s sole discretion.
          (iii) Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.
          (iv) Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.
          (v) Notice. Notice of any special meeting of the Board of Directors shall be given not less than three (3) days nor more than sixty (60) days prior thereto. Such notice shall be given in the manner provided in Section 7.2. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business presented because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
          (vi) Quorum and Manner of Acting. In order to have a quorum for transaction of business at any meeting of the Board of Directors, a majority of the number of Directors fixed by this Agreement shall be present. The act of the majority of the

Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
          (vii) Attendance by Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.
          (viii) Vacancies. Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled by election by the Member.
          (ix) Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be conclusively presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
          (x) Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the number of Directors fixed by this Agreement, designate two or more Directors of the Company to constitute one or more committees. Each such committee shall have and may exercise such authority of the Board in the management of the Company as is provided in the resolution(s) establishing such committee. Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Company. The secretary or an assistant secretary of the Company may act as secretary for each such committee if the committee so requests.
          (xi) Informal Action. Any action to be taken by the Board of Directors of the Company may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by a majority of the number of Directors fixed by this Agreement.
     (b) Officers.
          (i) Designations. The officers of the Company shall be a President and Secretary and such other officers, agents and employees, with such duties and designations as the Board of Directors may deem proper. Any two or more offices may be held by the same person.
          (ii) Election and Term of Office. The officers of the Company shall be elected by the Board of Directors. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until a successor shall have been elected and qualified or until such Officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.
          (iii) Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.
          (iv) President. The Board of Directors shall elect an individual to serve as President. The President shall be the chief executive officer of the Company and shall in general supervise the day-to-day operations of the Company. The President may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed.
          (v) Vice Presidents. The Board, in its discretion, may elect one or more vice presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence. of any designation, then in the order of their election) shall perform the duties of the President, and the vice president, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each vice president shall perform such other duties as from time to time may be assigned by the President or the Board of Directors.
          (vi) Secretary. The secretary shall: (a) keep records of Company action, including the records of action taken by the Member and minutes of meetings of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; and (c) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.
          (vii) Assistant Secretaries. The Board, in its discretion, may elect one or more assistant secretaries. The assistant secretaries in general shall perform such duties as shall be assigned to them by the President or the Board of Directors.
          (viii) Compensation. The compensation of the officers other than the President of the Company shall be fixed from time to time by the President and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a Director of the Company. The compensation of the President shall be fixed by the Board of Directors.
          (c) Authorization of Persons to Act. At any time and from time to time, the Board of Directors may designate any Person to carry out the decisions of the Board of Directors, including, but not limited to, the execution of any instruments on behalf of the Company.
     4.2 Action by the Member. The Member may take such action as may be appropriate for the Member of a limited liability company under the Act by a written consent signed by the Member. The Member will annually elect the Directors of the Company at such time as the Member may specify.
ARTICLE V — ACCOUNTING MATTERS
     5.1 Fiscal Year. The fiscal year and taxable year of the Company shall end on the same day as the end of the fiscal year of the Member.
     5.2 Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company’s business.
ARTICLE VI — DISSOLUTION AND TERMINATION
     6.1 Events Causing Dissolution. The Company shall be dissolved only upon the first to occur of the following events:
     (a) The written determination of the Member to dissolve; and
     (b) Upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.
     6.2 Effect of Dissolution. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Board of Directors shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Board of Directors shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 6.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.
     6.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:
     (a) To the payment of debts and liabilities of the Company (including to the Member to the extent otherwise permitted by law) and the expenses of liquidation;
     (b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Board of Directors, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; and

     (c) The remainder to the Member.
ARTICLE VII — MISCELLANEOUS
     7.1 Title to the Property. Title to the Property shall be held as the Board of Directors may direct from time to time. The Member shall not individually have any ownership interest or rights in the Property, except indirectly by virtue of the Member’s ownership of an Interest.
     7.2 Notices. Any notice, demand, request or other communication (a ‘Notice”) required or permitted to be given by this Agreement or the Act to the Company, the Member, a Director, or any other Person shall be sufficient if in writing and if hand delivered or mailed by registered or certified mail to the Company at its principal office or to the Member or any other Person at the address of the Member or such other Person as it appears on the records of the Company or sent by facsimile transmission to the telephone number, if any, of the recipient’s facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand delivered shall be deemed to be given upon delivery. All Notices that are given by facsimile transmission shall be deemed to be given upon receipt, it being agreed that the burden of proving receipt shall be on the sender of such Notice and such burden shall not be satisfied by a transmission report generated by the sender’s facsimile machine.
     7.3 Notices and Determinations. Any notice or determination required or permitted to be given or made by this Agreement or the Act shall be sufficient if given or made in writing.
     7.4 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Certificate, or this Agreement.
     7.5 Amendments to this Agreement. This Agreement shall not be modified or amended in any manner other than by the Member.
     7.6 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.
     7.7 Binding Agreement. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
     7.8 Headings. The headings of the Certificate and the sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions thereof and hereof.

     7.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
          IN WITNESS WHEREOF, the Company and the Member have executed this Agreement as of the date first written above.

IBC SALES CORPORATION

By:	/s/ MICHAEL D. KAFOURE

Printed Name: Michael D. Kafoure
Title: President

(the “Member”)

IBC TRUCKING, LLC

By:	/s/ PAUL E. YARICK

Printed Name: Paul E. Yarick
Title: President

(the “Company”)